Exhibit 99.1

ABRAXAS PETROLEUM CORPORATION

www.abraxaspetroleum.com

NEWS RELEASE

Abraxas Announces 2018 Financial and Operating Results

SAN ANTONIO (March 13, 2019) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three and twelve months ended December 31, 2018.

Financial Highlights for the Three Months Ended December 31, 2018

The three months ended December 31, 2018 resulted in:

•	Production of 965 MBoe (10,493 Boepd)
•	Revenue of $36.0 million
•	Net income of $55.8 million, or $ 0.34 per share
•	Adjusted net income(a) (excluding certain non-cash items) of $4.1 million, or $ 0.02 per share
•	EBITDA(a) of $20.1 million
•	Adjusted EBITDA per bank loan covenants of $20.1 million(a)

(a)	See reconciliation of non-GAAP financial measures below.

Financial Highlights for the Twelve Months Ended December 31, 2018

The twelve months ended December 31, 2018 resulted in:

•	Production of 3.6 MMBoe (9,809 Boepd)
•	Revenue of $149.2 million
•	Net income of $57.8 million, or $ 0.35 per share
•	Adjusted net income(a) (excluding certain non-cash items) of $30.7 million, or $ 0.19 per share
•	EBITDA(a) of $83.9 million
•	Adjusted EBITDA per bank loan covenants of $84.2 million(a)

(a)	See reconciliation of non-GAAP financial measures below.

Operational Highlights for the Three Months Ended December 31, 2018:

Williston Basin, North Dakota

Western North Dakota has experienced one of the coldest winters on record. Abraxas has experienced several days when all surface work was shut down due to temperatures and wind chill that put personnel safety and equipment reliability in jeopardy. The Ravin NE Pad is still under production restriction due to a natural gas pipeline installation delay requiring the flaring of all gas production from this pad. The pipeline is scheduled to be in service within the next two weeks at which point we are expecting normal production operations to be resumed. The Abraxas Raven Rig#1 is scheduled to be started up within the next several months to begin drilling operations on the six well Jore Extension Pad.

Delaware Basin, West Texas

In the Delaware Basin of West Texas, the Company has successfully drilled, completed and started flowback on the two well Creosote Pad in Ward County, where Abraxas now owns an approximate 95% working interest. The Wolfcamp A-1 and A-2 were targeted with a 26 stage fracture treatment (frac) in 5,000’ laterals. The one well Hackberry pad has been successfully drilled and a 26 stage fracture treatment in the Wolfcamp A-1 is scheduled to start next Monday. Abraxas owns an approximate 75% working interest in this 5,000’ lateral well located in Winkler County. The Company is currently drilling a two well pad, Woodberry, in which we own a 100% working interest. The Woodberry Pad adjoins our Caprito block in Ward County.

Year End 2018 Reserves

The Company’s total proved reserves at December 31, 2018 were 67.2 million barrels of oil equivalent (MMBOE), an increase of 2.8% over year end 2017 after production of 3.6 MMBOE and property divestitures of 3.8 MMBOE.  The SEC PV10 (a non-GAAP measure) was approximately $689 million. SEC pricing was $65.56 per barrel for oil and $3.03 per mcf for gas.  Proved developed reserves were 24.6 MMBOE, or 37% of the total. Oil represented 63% of total proved reserves, natural gas 22%, and natural gas liquids 15%.

A summary of the Company’s estimated proved reserves at year-end 2018, which were prepared in accordance with Securities and Exchange Commission (“SEC”) guidelines by LaRoche Petroleum Consultants, Ltd. (“LaRoche”), an independent petroleum engineering firm, are shown in the table below.

Year-End 2018 SEC Proved Reserves

Reserve Category	Oil (MBbls)	Gas (MMcf)	NGL (MBbls)	Total (Mboe)	PV-10 ($ in thousands)
Proved Developed	13,586	43,271	3,804	24,602	381,879
Proved Undeveloped	28,651	46,473	6,230	42,626	307,418
Total	42,237	89,744	10,034	67,228	689,297
Note: PV-10 is a non-GAAP financial measure. See "Non-GAAP Financial Measures."

A reconciliation of proved reserves from the end of 2017 is shown below.

Oil Equivalents
(Mboe)
Proved Reserves at December 31, 2017	65,351
Revision to previous estimates	(6,570)
Extensions and discoveries	14,979
Purchases of minerals in place	877
Sales of minerals in place	(3,829)
Production	(3,580)
Proved Reserves at December 31, 2018	67,228

In addition, total probable reserves at year end 2018 were approximately 107 MMBOE an increase of 34 MMBOE or 47% over year end 2017. A number of these probable reserves would qualify as proved undeveloped (PUD) from an engineering standpoint, but cannot be included as proved due to the SEC rules as to timing and capital availability. The SEC PV10 of these probable reserves was approximately $461 million.

Divestiture Activities

The marketing process for the North Dakota assets by Petrie Partners has begun, and a number of parties have expressed interest and/or are evaluating the opportunity. Although it’s too early to speculate on the outcome of this process, the Company is encouraged with the interest and activity to date. Abraxas expects to be in a position to offer more substantive commentary on the marketing efforts in the near future and will provide feedback at that time.

Comments

Bob Watson, CEO, commented “Our ongoing drilling and completion operation in the Delaware Basin has been successful in proving up more locations than we can technically book as proved undeveloped under the current SEC rules, but it has been pleasing nonetheless. Our employees in North Dakota have done an excellent job in keeping production up under very harsh conditions. We appreciate their efforts.”

Conference Call

Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its fourth quarter and year end 2018 earnings conference call at 3 PM ET on Thursday March 14, 2019. To participate in the conference call, please dial 844.347.1028 and enter the passcode 9495807. Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com. A replay of the conference call will be available through April 13, 2019 by dialing 855.859.2056 and entering the passcode 9495807 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Permian Basin, Rocky Mountain, and South Texas regions of the United States.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:

Steven P. Harris

Vice President - Chief Financial Officer

Telephone 210.490.4788

sharris@abraxaspetroleum.com

www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

FINANCIAL HIGHLIGHTS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands except per share data)	2018	2017	2018	2017
Financial Results:
Revenue	$35,996	$29,588	$149,167	$86,264
Net income (loss)	55,819	(4,109)	57,821	16,006
Net income (loss) per share - basic	$0.34	$(0.02)	$0.35	$0.10
Net income (loss) per share - diluted	$0.33	$(0.02)	$0.34	$0.10
Capital expenditures - acquisitions	5,061	31,409	41,465	31,409
Capital expenditures - drilling and completion	38,905	12,306	130,231	103,669
Total capital expenditures	43,966	43,715	171,696	135,078
EBITDA(a)	20,116	17,589	83,856	53,139
Adjusted net income, excluding certain non-cash items(a)	4,081	7,149	30,723	20,305
Adjusted net income, excluding certain non-cash items, per share - basic(a)	$0.02	$0.04	$0.19	$0.13
Adjusted net income, excluding certain non-cash items, per share - diluted(a)	$0.02	$0.04	$0.18	$0.12
Liquidity(a)	20,617	52,368	20,617	52,368
Weighted average shares outstanding - basic	165,843	164,411	165,635	161,141
Weighted average shares outstanding - diluted	167,829	166,519	167,689	162,844

Production from Continuing Operations:
Crude oil per day (Bblpd)	7,206	5,325	6,323	4,311
Natural gas per day (Mcfpd)	12,010	12,334	12,567	10,655
Natural gas liquids per day (Bblpd)	1,285	1,407	1,392	1,304
Crude oil equivalent per day (Boepd)	10,493	8,788	9,809	7,391
Crude oil equivalent (Mboe)	965	808	3,580	2,698

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$45.16	$49.86	$57.51	$48.24
Natural gas ($ per Mcf)	1.78	1.78	1.71	1.81
Natural gas liquids ($ per Bbl)	13.00	16.59	16.28	11.99
Crude oil equivalent ($ per Boe)	34.65	35.37	36.31	32.86

Expenses:
Lease operating ($ per Boe)	$7.54	$4.41	$6.79	$5.63
Production taxes (% of oil and gas revenue)	8.0%	8.1%	8.1%	8.4%
General and administrative, excluding stock-based compensation ($ per Boe)	$3.30	$5.99	$2.70	$4.83
Cash interest ($ per Boe)	2.50	1.19	1.97	0.93
Depreciation, depletion and amortization ($ per Boe)	13.38	10.59	11.94	9.72

    (a)     See reconciliation of non-GAAP financial measures below.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

BALANCE SHEET DATA

(In thousands)	December 31, 2018	December 31, 2017
Cash	$867	$1,618
Working capital	(13,632)	(34,361)
Property and equipment - net	363,218	237,767
Total assets	425,890	273,806

Long-term debt - less current maturities	183,091	87,354
Stockholders' equity	166,510	106,308
Common shares outstanding	166,714	165,890

Working capital per bank loan covenants(a)	(22,351)	(23,262)

(a) Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our bank loan covenants. This working capital calculation excludes the unused commitment amount which is included for our current ratio calculation. As of December 31, 2018, the Company was in violation of its current ratio covenant under its credit facility and a waiver was obtained.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

STATEMENTS OF OPERATIONS

	Twelve Months Ended December 31,
(In thousands except per share data)	2018	2017	2016
Revenues:
Oil	$132,904	$73,584	$50,965
Gas	7,854	6,898	3,978
Natural gas liquids	8,272	5,707	1,550
Other	137	75	62
	149,167	86,264	56,555
Operating costs and expenses:
Lease operating	24,300	15,197	18,205
Production and ad valorem taxes	12,023	7,228	5,454
Rig expense	-	-	664
Depreciation, depletion, amortization and accretion	43,275	26,677	24,922
Impairment	-	-	67,626
General and administrative (including stock-based compensation of $2,366, $3,238 and $3,194 respectively)	12,041	16,276	13,562
	91,639	65,378	130,433
Operating income (loss)	57,528	20,886	(73,878)

Other (income) expense:
Interest income	(1)	(1)	(1)
Interest expense	7,053	2,497	3,828
Amortization of deferred financing fees	440	423	1,019
(Gain) loss on derivative contracts	(8,060)	1,849	18,028
Loss (gain) on sale of non-oil and gas assets	181	(102)	(374)
Other	94	214	-
	(293)	4,880	22,500
Income (loss) before income tax	57,821	16,006	(96,378)
Income tax (expense) benefit	-	-	-
Net income (loss)	$57,821	$16,006	$(96,378)

Net income (loss) per common share - basic	$0.35	$0.10	$(0.79)

Net income (loss) per common share - diluted	$0.34	$0.10	$(0.79)

Weighted average shares outstanding:
Basic	165,635	161,141	122,132
Diluted	167,689	162,844	122,132

ABRAXAS PETROLEUM CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP") in the United States of America, EBITDA is an appropriate measure of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. EBITDA is defined as net income plus interest expense, deferred income taxes, depreciation, depletion and amortization expenses, impairments, unrealized gains and losses on derivative contracts, and stock-based compensation. EBITDA is a non-GAAP financial measure as defined under SEC rules. EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. EBITDA excludes some, but not all items that affect net income and may vary among companies. The EBITDA presented below may not be comparable to similarly titled measures of other companies.

We have also disclosed Adjusted EBITDA per bank loan covenants. Adjusted EBITDA per bank loan covenants is a non-GAAP financial measure as defined under SEC rules. Our management believes that information regarding Adjusted EBITDA per bank loan covenants is material to an understanding of our financial condition and liquidity. Adjusted EBITDA per bank loan covenants should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Adjusted EBITDA per bank loan covenants presented below may not be comparable to similarly titled measures of other companies.

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net income for the periods presented.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2018	2017	2018	2017
Net income (loss)	$55,819	$(4,109)	$57,821	$16,006
Net interest expense	2,409	959	7,052	2,496
Depreciation, depletion, amortization and accretion	13,034	8,673	43,275	26,677
Amortization of deferred financing fees	120	69	440	423
Stock-based compensation	472	739	2,366	3,238
Unrealized (gain) loss on derivative contracts	(51,738)	11,258	(27,098)	4,299
EBITDA	$20,116	$17,589	$83,856	$53,139

EBITDA	$20,116	$17,589	$83,856	$53,139
Expenses related to equity offering/loan amendments/permitted acquisitions	8	164	325	4,856
Adjusted EBITDA per bank loan covenants	$20,124	$17,753	$84,181	$57,995

This release also includes a discussion of “adjusted net income, excluding certain non-cash items,” which is also a non-GAAP financial measure as defined under SEC rules. The following table provides a reconciliation of adjusted net income, excluding ceiling test impairment and unrealized changes in derivative contracts. Management believes that net income calculated in accordance with GAAP is the most directly comparable measure to adjusted net income, excluding certain non-cash items. The calculation of adjusted net income, excluding certain non-cash items presented below may not be comparable to similarly titled measures of other companies.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically from period to period. As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815: Derivatives and Hedging as amended and interpreted, which requires Abraxas to record a gain or loss based on the calculated value difference from the previous period-end valuation for open contracts. For example, NYMEX oil prices on December 29, 2017 were $60.42 per barrel compared to $45.41 on December 31, 2018; therefore, the mark-to-market valuation changed considerably from period to period.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2018	2017	2018	2017
Net income (loss)	$55,819	$(4,109)	$57,821	$16,006
Unrealized (gain) loss on derivative contracts	(51,738)	11,258	(27,098)	4,299
Adjusted net income, excluding certain non-cash items	$4,081	$7,149	$30,723	$20,305
Net income per share - basic	$0.34	$(0.02)	$0.35	$0.10
Net income per share - diluted	$0.33	$(0.02)	$0.34	$0.10
Adjusted net income, excluding certain non-cash items, per share - basic	$0.02	$0.04	$0.19	$0.13
Adjusted net income, excluding certain non-cash items, per share - diluted	$0.02	$0.04	$0.18	$0.12

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents. We use liquidity as an indicator of the Company's ability to fund development and exploration activities. However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company's financial statements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

(In thousands)	December 31, 2018	December 31, 2017
Borrowing base	$200,000	$135,000
Cash and cash equivalents	867	1,618
Revolving credit facility- outstanding borrowings	(180,000)	(84,000)
Outstanding letters of credit	(250)	(250)
Liquidity	$20,617	$52,368